UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2024

Hut 8 Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-41864	92-2056803
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 Brickell Avenue, Suite 1500, Miami, Florida	33131
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 798-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading	Name of each exchange on which registered
Common Stock, par value $0.01 per share	HUT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01Other Events.

Hut 8 Corp. (the “Company”) currently intends to hold its first Annual Meeting of Stockholders (the “Annual Meeting”) on June 21, 2024, at a time and location determined and to be specified in the Company’s upcoming definitive proxy statement related to the Annual Meeting. The Company has set April 24, 2024 as the record date for stockholders eligible to vote at the Company’s Annual Meeting.

Under the rules of the U.S. Securities and Exchange Commission, the Company has set March 23, 2024 as the deadline for submitting a shareholder proposal for inclusion in the Company’s proxy materials for the Annual Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended. Accordingly, in order for a stockholder proposal to be considered for inclusion in the Company’s proxy materials for the Annual Meeting, the proposal must be received by the Secretary of the Company at the Company’s principal executive offices at 1101 Brickell Avenue, Suite 1500, Miami, Florida 33131 no later than the close of business on such date, and comply with the procedures and requirements set forth in Rule 14a-8.

In accordance with the advance notice requirements contained in the Amended and Restated Bylaws of the Company (the “Bylaws”), for director nominations or other business to be brought before the Annual Meeting by a stockholder, other than Rule 14a-8 proposals described above, written notice to the Secretary of the Company must be delivered to the Company’s principal executive offices at 1101 Brickell Avenue, Suite 1500, Miami, Florida 33131 no later than the close of business on March 23, 2024. These stockholder notices also must comply with the requirements of the Bylaws and will not be effective otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUT 8 CORP.
(Registrant)

Date: March 13, 2024

By:/s/ Asher Genoot
Name:Asher Genoot
Title:Chief Executive Officer

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